UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 12, 2022

GRAYBAR ELECTRIC COMPANY, INC.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	000-00255 (Commission File Number)	13-0794380 (I.R.S. Employer Identification No.)

34 North Meramec Avenue St. Louis, MO 63105 (Address of principal executive offices)

Registrant’s telephone number, including area code: (314) 573-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company[  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)On January 12, 2022, Graybar Electric Company, Inc. (the "Company") announced that Scott S. Clifford had announced his intention to retire, effective June 1.  In connection with his retirement, Mr. Clifford also decided not to stand for re-election as a director in 2022.  Mr. Clifford currently serves as Senior Vice President and Chief Financial Officer and as the Company’s principal financial officer and principal accounting officer.  He will continue to serve as a director of the Company until June 1 or such earlier date as his successor is duly elected and qualified.

(c)    On January 12, 2022, the Company announced that the Executive Committee of its Board of Directors had elected David M. Meyer as Senior Vice President and Chief Financial Officer, effective April 1, 2022.  In this new role, Mr. Meyer will serve as the Company's principal financial officer and principal accounting officer.

Mr. Meyer, age 50, was recently appointed Vice President – North American Subsidiaries, having served six years as Vice President and Chief Information Officer of the Company.

A copy of the January 12, 2022 press release announcing Mr. Meyer's promotion and Mr. Clifford's intention to retire is attached hereto as Exhibit 99.

Item 9.01        Financial Statements and Exhibits

(d)	Exhibits
(99)	Press release dated January 12, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAYBAR ELECTRIC COMPANY, INC.

Date:January 18, 2022	By: /s/ Matthew W. Geekie
Matthew W. Geekie
Senior Vice President, Secretary &
General Counsel